UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2019

Simlatus Corp.

(Exact name of Company as specified in its charter)

Nevada	000-53276	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

175 Joerschke Dr., Suite A Grass Valley, CA 95945
(Address of principal executive offices)

Phone: (530) 205-3437
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Purchase Order for Proscere Biosciences Cold-Water CBD/HEMP Extraction Systems on July 10, 2019

Pursuant with the distribution agreement with Brand House Ventures Inc., whereas on March 29, 2019, the Company and its subsidiary, Proscere Bioscience Inc., entered into a Distribution Agreement with Brand House Ventures Inc. allowing the rights to sell the CBD/HEMP Cold Water Extraction Systems within the United States and Europe; the company received a commercial purchase order from Brand House Ventures Inc. on July 10, 2019 to manufacture 6 Cold-Water CBD/HEMP Extraction Systems for their Europe customer in the amount of $4,320,000. The term of the Agreement with Brand House Ventures Inc. is for five years with guaranteed minimal purchase orders of $15,000,000 per year and/or $75,000,000 over a five year period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2019

Simlatus Corporation

/s/ Richard Hylen
By: Richard Hylen, CEO and Chairman